SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COORSTEK, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403
www.coorstek.com

Contact: Terry Terens (303) 271-7005

CoorsTek Responds to Shareholders Regarding Keystone Financing

        GOLDEN, Colo.—(BUSINESS WIRE)—March 7, 2003—In response to several shareholder inquiries regarding the financing for the proposed acquisition of CoorsTek (Nasdaq:CRTK—News) by Keystone Acquisition Corp., the Company today stated that it has been informed that Keystone Financing LLC has continued to meet its obligations to Wells Fargo under the terms of the financing arrangement as described in CoorsTek's proxy statement dated February 13, 2003.

Important Legal Information

        CoorsTek stockholders may obtain a free copy of the proxy statement relating to the merger, which was mailed beginning on February 13, 2003, by directing a request to CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403, telephone 303/277-4000, Attention: Investor Relations. Stockholders may also obtain a copy of the proxy statement and CoorsTek's other filed documents for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.

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